Exhibit 99.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of October 9, 2013, is entered into by and between Cherry Hill Mortgage Investment Corporation, a Maryland corporation (the “Company”), and Stanley C. Middleman (“Investor”).

WHEREAS, the Company will issue and sell to Investor 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to that certain Stock Purchase Agreement, dated as of October 3, 2013 (the “Purchase Agreement”) in a transaction not registered under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, shall have the following meanings:

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used with respect to any Person means the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Business Day” means any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are directed or permitted to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holders” means Investor, as holder of record of Registrable Common Stock (as defined below) and (ii) any Affiliate of Investor that is a partnership, limited liability company, corporation, trust or similar entity and (iii) a direct or indirect transferee of such Registrable Common Stock from Investor. For purposes of this Agreement, the Company may deem and treat a registered holder of Registrable Common Stock as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

“IPO” means the initial public offering of the Company’s Common Stock.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other entity.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act and any term sheet filed pursuant to Rule 433 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Common Stock” means each of the 1,000,000 shares of Common Stock issued and sold to Investor in connection with the Purchase Agreement upon original issuance thereof and at all times subsequent thereto, including upon the transfer thereof by the original Holder or any subsequent Holder and any securities issued in respect of such securities by reason of or in connection with any exchange for or replacement of such securities or any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such securities, the earliest to occur of (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it or (ii) the date on which either it is distributed to the public or is saleable without restrictions (including but not limited to the volume limitations set forth in Rule 144), in each case pursuant to Rule 144.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement on Form S-3 under the Securities Act (or any successor form thereto) providing for the resale by the Holders from time to time pursuant to Rule 415 of any and all shares of Registrable Common Stock

“Underwritten Offering” means an offering pursuant to an effective registration statement under the Securities Act in which securities of the Company are sold to underwriters for reoffering to the public.

“Underwriting Agreement” means the Underwriting Agreement, dated October 3, 2013, by and among the Company, Cherry Hill Mortgage Management, LLC, a Delaware limited liability company and the manager of the Company, and Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives for the underwriters named on Schedule I of such Underwriting Agreement.

Section 2. Shelf Registrations.

(a) Mandatory Shelf Registration. After the IPO, the Company shall use its reasonable best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to Form S-3 or any successor form thereto. As soon as practicable after the date on which the Company first becomes eligible to register the resale of securities of the Company pursuant to Form S-3 under the Securities Act, but no later than thirty (30) days after such date unless required to be postponed pursuant to Section 2(b) hereof, the Company shall file with the SEC a Shelf Registration Statement (the “Mandatory Shelf Registration”) with respect to all then Registrable Common Stock; provided, however, the Company shall not be required to file the Shelf Registration Statement on or prior to October 9, 2014. The Company shall use its reasonable best efforts to (i) cause such Mandatory Shelf Registration to be declared effective by the SEC as soon as practicable after the initial filing of such Mandatory Shelf Registration and (ii) maintain the effectiveness of such Mandatory Shelf Registration Statement, and a current prospectus relating thereto, until the earliest to occur of (x) the date on which all Registrable Common Stock included in such Mandatory Shelf Registration has been disposed of in accordance with such Mandatory Shelf Registration Statement, or (y) the date on which it is distributed to the public by a Holder pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act.

(b) Certain Timing Restrictions for Mandatory Shelf Registration. The Company may, no more than one time in any twelve-month period, postpone or withdraw for up to sixty (60) days the filing or the effectiveness of the Mandatory Shelf Registration if, based on the good faith judgment of the Company’s board of directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the Company’s board of directors has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective.

(c) Underwritten Offerings. If any of the Registrable Common Stock covered by the Mandatory Shelf Registration is to be sold in an Underwritten Offering, the Holders of a majority of the Registrable Common Stock to be sold in such Underwritten Offering shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in no event shall the Company be obligated to effect more than one (1) Underwritten Offering hereunder in any single six (6) month period, with the first such period measured from the date of the first such offering and ending on the same date during the six (6) months following such offering, whether or not a Business Day.

Section 3. Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 66 2⁄3% of the Registrable Common Stock held by the Investor and the Investor’s direct and indirect transferees, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration statement filed by the Company only to the extent that the inclusion of such securities will not reduce the number of shares of Registrable Common Stock of the Holders that are included or (ii) initiate a demand for registration of any securities held by such holder or prospective holder during any period in which the Registration Statement relating to the Mandatory Shelf Registration is not effective.

Section 4. Registration Procedures.

Pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and maintain the registration and the sale of the Registrable Common Stock in accordance with the Holders’ intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Common Stock covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including, if requested by such Holders, documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated or deemed incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Common Stock covered by such Registration Statement for a period ending on the date on which all the shares of Common Stock subject thereto ceases to be Registrable Common Stock;

(c) furnish to each Holder of Registrable Common Stock (without charge) such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such Holder, and the Company consents to the use of such Prospectus, including each preliminary Prospectus, by Holders of Registrable Common Stock, in connection with the offering and sale of Registrable Common Stock covered by any such Prospectus;

(d) use its reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any Holder of Registrable Common Stock reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such Holder (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction unless the Company is already subject to such service);

(e) notify each Holder of such Registrable Common Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event described in Section 4(o) of this Agreement or the occurrence of any event as a result of which the Registration Statement, including the Prospectus contained therein, contains an untrue statement of a material fact or omits any fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company shall prepare a supplement or amendment to such Registration Statement to correct such misstatement or omission so that the event described in Section 4(o) no longer exists or the Prospectus as thereafter delivered to the purchasers of such Registrable Common Stock, shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(f) in the case of an Underwritten Offering, (i) enter into such customary agreements (including underwriting agreements in customary form), (ii) take all such other actions as the Holders of at least a majority of number of shares of the Registrable Common Stock being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including making executive officers of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Stock), (iii) cause to be delivered to the underwriters opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters; and (iv) to the extent requested by the managing underwriters of any such Underwritten Offering, cause to be delivered to such managing underwriters, customary lock-up agreements of the Company and its officers and directors, in each case for a period not to exceed 90 days plus any extensions necessary to comply with the rules and regulations of the Financial Industry Regulatory Authority, Inc.;

(g) subject to receipt of reasonably acceptable confidentiality agreements, make available, for inspection by a representative of a Holder of Registrable Common Stock, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(h) to use its reasonable best efforts to cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on a national securities exchange selected by the Company;

(i) provide a transfer agent and registrar for all such Registrable Common Stock and provide a CUSIP number for all such Registrable Common Stock not later than the effective date of such Registration Statement;

(j) in the case of an Underwritten Offering, at or prior to the time of delivery of any Registrable Common Stock sold pursuant thereto), letters from the Company’s independent certified public accountants addressed to each underwriter, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(k) make generally available to stockholders of the Company a consolidated earnings statement (which need not be audited) for the 12 months (or, if applicable, such shorter period that the Company has been in existence) beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) cooperate with each selling Holder of Registrable Common Stock and each underwriter participating in the disposition of such Registrable Common Stock and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Common Stock in any Underwritten Offering;

(m) use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Common Stock for sale in any jurisdiction and, if such an order or suspension is issued, to use reasonable best efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder of Registrable Common Stock being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(n) promptly notify each Holder of Registrable Common Stock and the underwriter or underwriters, if any:

(i) when the Registration Statement, pre-effective amendment, the Prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

(iii) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction; and

(o) at all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Registrable Common Stock pursuant to Rule 144 under the Securities Act (or any similar rule then in effect).

As a condition to being included in any Registration Statement, the Company may require each Holder of Registrable Common Stock as to which any registration is being effected to furnish to the Company any other information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

Each Holder of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), such Holder will forthwith discontinue disposition of Registrable Common Stock until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 4(e) hereof, and, if so directed by the Company, such Holder, at its option, either will destroy or deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Stock by the Holders shall not exceed thirty (30) days in the aggregate in any three-month period or ninety (90) days in the aggregate in any one year except as a result of a refusal by the SEC to declare any post-effective amendment to the Registration Statement effective after the Company has used all commercially reasonable efforts to cause such post-effective amendment to be declared effective, in which case the Company shall terminate the suspension of the use of the Registration Statement immediately following the effective date of the post-effective amendment. In any event, the Company shall not be entitled to deliver more than three (3) Suspension Notices in any one year.

Section 5. Registration Expenses.

(a) All fees and expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing, word processing, telephone, messenger and delivery expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel retained by the Holders of Registrable Common Stock (in accordance with Section 5(b)) and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Stock or fees and expenses of more than one counsel representing the Holders of Registrable Common Stock, which shall be borne by the Holders), shall be borne by the Company (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated). In addition, the Company shall pay its internal expenses, the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) In connection with the Mandatory Shelf Registration initiated hereunder, the Company shall reimburse the Holders covered by such registration for the reasonable fees and disbursements of one law firm chosen by the Holders of a majority of the number of shares of Registrable Common Stock included in such registration.

(c) The obligation of the Company to bear the expenses described in Section 5(a) and to reimburse the Holders for the expenses described in Section 5(b) shall apply irrespective of whether the Shelf Registration Statement, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, that Registration Expenses for any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder.

Section 6. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates, employees and agents of such Holder and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities, judgments and expenses (including without limitation, the reasonable fees and other expenses incurred in connection with any suit, action, investigation or proceeding or any claim asserted) caused by, arising out of, in connection with or based upon, any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus (including any preliminary Prospectus) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading or any violation or alleged violation by the Company of the Securities Act or the Exchange Act or any rule or regulation promulgated under the Securities Act or the Exchange Act, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same.

(b) In connection with any Registration Statement in which a Holder of Registrable Common Stock is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors, Affiliates, and each Person who “controls” the Company within the meaning of the Securities Act (excluding Investor to the extent that Investor is the Holder of the Registrable Common Stock), against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnifying party shall assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel per applicable jurisdiction) total for all indemnified parties by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise (i) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim (and all similar claims arising out of the same general allegations) or litigation or (ii) which includes any statement of admission of fault, culpability or failure to act by or on behalf of such indemnified party.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Common Stock or the termination of this Agreement.

(e) If the indemnification provided for in or pursuant to this Section 6 is unavailable, unenforceable or insufficient to hold harmless any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by each party’s respective intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything herein to the contrary, in no event shall the liability of any Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances. The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the indemnifying Persons may otherwise have to the indemnified parties hereunder, under applicable law or at equity.

Section 7. Participation in Underwritten Offerings.

No Person may participate in any registration hereunder that is an Underwritten Offering unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, opinions and other documents required under the terms of such underwriting arrangements.

Section 8. Rule 144.

The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in accordance with the requirements of the Securities Act and the Exchange Act, and after consummation of the IPO it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

Section 9. Miscellaneous.

(a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given as follows: (i) if to the Company to Cherry Hill Mortgage Investment Corporation, 301 Harper Drive, Suite 110, Moorestown, New Jersey 08057, Attention: Chief Financial Officer, Facsimile No.: (856) 626-2663, and (ii) if to Investor to Stanley C. Middleman, 907 Pleasant Valley Ave, Suite 3, Mt Laurel, NJ 08054, Facsimile No.: (877) 239-2533, and (iii) if to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company; or such other address or facsimile number as such party (or transferee) may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (A) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10(a) and the appropriate facsimile confirmation is received or (B) if given by any other means, when delivered at the address specified in this Section.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood that subsequent Holders of the Registrable Common Stock are intended third party beneficiaries hereof.

(d) Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for any district within such state for the purpose of any action or judgment relating to or arising out of this Agreement or any of the transactions contemplated hereby and to the laying of venue in such court.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each party hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 9(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(h) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. Other than as expressly provided in this Agreement, no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

(i) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Holders of a majority of the then-outstanding shares of Registrable Common Stock; provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company’s obligations hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

COMPANY: CHERRY HILL MORTGAGE INVESTMENT CORPORATION

By:	/s/ Martin Levine
Name: Martin Levine
Title: Chief Financial Officer, Treasurer and Secretary

INVESTOR:
/s/ Stanley C. Middleman
Stanley C. Middleman